Exhibit 99.1

Recursion Announces Proposed Offering of Class A Common Stock
SALT LAKE CITY, Utah – June 26, 2024 – Recursion Pharmaceuticals, Inc. (“Recursion”) (NASDAQ: RXRX), a leading clinical stage TechBio company decoding biology to industrialize drug discovery, today announced that it intends to offer and sell $200.0 million of shares of its Class A common stock in an underwritten public offering. All of the shares of Class A common stock are being offered by Recursion. In addition, Recursion intends to grant to the underwriters a 30-day option to purchase up to an additional 15% of the shares of Class A common stock offered. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.
Goldman Sachs & Co. LLC and J.P. Morgan are acting as lead book-running managers for the offering. Allen & Company LLC is acting as book-running manager for the offering.
The shares will be offered by Recursion pursuant to a registration statement on Form S-3, which became automatically effective upon filing with the U.S. Securities and Exchange Commission (“SEC”) on May 10, 2022. The offering is being made solely by means of a written prospectus and a prospectus supplement that form a part of the registration statement. A copy of the preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Alternatively, a copy of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may also be obtained by contacting: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526 or by email at prospectus-ny@ny.email.gs.com; or J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com. The final terms of the offering will be disclosed in a final prospectus supplement and accompanying prospectus relating to the offering that will be filed with the SEC.
This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful before registration or qualification under the securities laws of that state or jurisdiction.
About Recursion
Recursion is a leading clinical stage TechBio company decoding biology to industrialize drug discovery. Central to its mission is the Recursion Operating System (OS), a platform built across diverse technologies that continuously expands one of the world’s largest proprietary biological, chemical and patient-centric datasets. Recursion leverages sophisticated machine-learning algorithms to distill from its dataset a collection of trillions of searchable relationships across biology and chemistry unconstrained by human bias. By commanding massive experimental scale—up to millions of wet lab experiments weekly—and massive computational scale—owning and operating one of the most powerful supercomputers in the world—Recursion is uniting technology, biology, chemistry and patient-centric data to advance the future of medicine.

Recursion is headquartered in Salt Lake City, where it is a founding member of BioHive, the Utah life sciences industry collective. Recursion also has offices in Toronto, Montreal, the San Francisco Bay Area and London.

Forward-Looking Statements
This press release contains information that includes or is based upon “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the anticipated sale of shares of Class A common stock to raise capital, the proposed terms, timing, size and completion of the offering, and all other statements that are not statements of historical facts. Forward-looking statements may or may not include identifying words such as “intend,” “plan,” “will,” “expect,” “anticipate,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements, including but not limited to: prevailing market conditions; the satisfaction of customary closing conditions; general economic, industry or political conditions; challenges inherent in pharmaceutical research and development, including the timing and results of preclinical and clinical programs, where the risk of failure is high and failure can occur at any stage prior to or after regulatory approval due to lack of sufficient efficacy, safety considerations, or other factors; Recursion’s ability to leverage and enhance its drug discovery platform; Recursion’s ability to obtain financing for development activities and other corporate purposes; the success of Recursion’s collaboration activities; Recursion’s ability to obtain regulatory approval of, and ultimately commercialize, drug candidates; Recursion’s ability to obtain, maintain, and enforce intellectual property protections; cyberattacks or other disruptions to Recursion’s technology systems; Recursion’s ability to attract, motivate, and retain key employees and manage its growth; inflation and other macroeconomic issues; and other risks and uncertainties such as those described under the heading “Risk Factors” in the preliminary prospectus supplement and accompanying prospectus relating to the offering and in Recursion’s filings with the SEC, including its most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and Recursion undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.
Investor Contact:
investor@recursion.com
Media Contact:
media@recursion.com